Exhibit 99.2

Pegasystems Appoints Ken Stillwell Chief Financial Officer and Chief Administrative Officer

CAMBRIDGE, Mass. – June 14, 2016 – Pegasystems Inc. (NASDAQ: PEGA), the software company empowering the world’s leading enterprises with strategic business applications, today announced it has appointed Ken Stillwell, 45, as chief financial officer and chief administrative officer, effective July 7, 2016. Mr. Stillwell will lead Pegasystems’ finance, legal, IT, and facilities operations, reporting to founder and CEO Alan Trefler.

Mr. Stillwell has more than 20 years of financial leadership experience in high growth organizations in the technology sector. He joins Pega from Dynatrace, the premier digital performance platform, where he served as senior vice president and chief financial officer. While at Dynatrace, he oversaw the global functions within finance and accounting, as well as expanded non-financial functions such as HR, IT, and legal. Prior to Dynatrace, he was executive vice president and chief financial officer at SOVOS, a financial and compliance software as a service (SaaS) company in Boston, where he managed a number of operational functions in addition to his duties as CFO. Mr. Stillwell also brings five years of financial leadership experience at PTC, where he served as the divisional CFO within the product lifecycle management (PLM) and application lifecycle management (ALM) segment for the $1.3 billion publicly traded software company.

Mr. Stillwell is a graduate of the University of Pittsburgh, where he earned his undergraduate degree in business/economics, and the University of South Carolina, where he earned his master’s in accounting and finance. Mr. Stillwell is a certified public accountant and will be based in Cambridge, Mass.

Quotes & Commentary:

“I am delighted to announce the appointment of Ken to our executive team,” said Alan Trefler, founder and CEO, Pegasystems. “Ken’s financial and operational experience helping technology-focused organizations seize new opportunities fits perfectly with our vision. Ken’s ability to continuously improve operations to support growth will be a significant asset as Pega continues to expand its presence both within our current client base and with new prospects around the globe.”

“Pegasystems has a long history of award-winning success in the CRM and business software landscape,” said Ken Stillwell. “I am honored to join such a well-respected organization with exciting opportunities for continued growth. I look forward to working with the leadership team and helping the organization accelerate its strong track record of growth and client success.”

About Pegasystems

Pegasystems (NASDAQ: PEGA) develops strategic applications for marketing, sales, service, and operations. Pega’s applications streamline critical business operations, connect enterprises to their customers seamlessly in real-time across channels, and adapt to meet rapidly changing requirements. Pega’s Global 3000 customers include many of the world’s most sophisticated and successful enterprises. Pega’s applications, available in the cloud or on-premises, are built on its unified Pega 7 platform, which uses visual tools to easily extend and change applications to meet clients’ strategic business needs. Pega’s clients report that Pega gives them the fastest time to value, extremely rapid deployment, efficient re-use, and global scale. For more information, please visit us at www.pega.com.

Forward-Looking Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on the Company’s current expectations. The words “growth,” “expand,” “look forward,” “accelerate,” or variations of such words and similar expressions, among others, identify forward-looking statements, which speak only as of the date the statement was made. These statements are based on current expectations and assumptions and involve various risks and uncertainties, including but not limited to those related to growth and client success, which could cause the Company’s actual results to differ from those expressed in such forward-looking statements. Additional factors include those contained in the Risk Factors sections of the Company’s Form 10-K for the year ended December 31, 2015 and the Company’s Form 10-Q for the quarter ended March 31, 2016, which are available on the Company’s website at http://www.pega.com/about/investors. The Company assumes no obligation for and does not intend to update these forward-looking statements as a result of future events or developments.

Press Contact:

Sean Audet

Pegasystems Inc.

sean.audet@pega.com

(617) 528-5230

Twitter: @pega

Investor Contact:

Sheila Ennis

ICR for Pegasystems

PegaInvestorRelations@pega.com

(617) 866-6077

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